Exhibit 99.1

IPASS REPORTS SECOND QUARTER 2011 RESULTS

REDWOOD SHORES, Calif. — August 4, 2011 — iPass Inc. (NASDAQ: IPAS), a leading provider of mobility services for enterprises and service providers, today announced financial results for its second quarter ended June 30, 2011.

iPass reported revenues of $35.5 million for the second quarter of 2011, compared to $36.4 million in the prior quarter and $39.1 million in the same period last year. Adjusted EBITDA loss was $0.2 million for the second quarter of 2011, compared to an Adjusted EBITDA loss of $0.9 million in the prior quarter and an Adjusted EBITDA income of $0.2 million in the same period last year.

“We made good progress during the quarter as we added enterprise customers to Open Mobile and further drove the value of this Platform,” said Evan Kaplan, president and chief executive officer of iPass. “And with iPass Open Mobile Exchange, we have launched an entirely new business of carrier-grade Wi-Fi exchange services that leverages our existing technology to offer service providers a unique capability to both manage their 3G and 4G infrastructure costs and generate new revenues from Wi-Fi based offerings to their subscribers. iPass OMX has already been adopted by Deutsche Telecom as part of their global Wi-Fi Mobilize service.”

“Platform revenue continues to grow quarter-over-quarter as enterprise customers and carrier partners migrate to the iPass Open Mobile Platform,” said Steven Gatoff, senior vice president and chief financial officer of iPass. “As we committed to our stockholders, we’re vigilant on managing costs while we continue to invest in growth and are pleased that our results for the quarter came in ahead of expectations.”

Recently the company introduced the iPass Open Mobile Exchange™ (iPass OMX™), a new platform for service providers to enhance and extend their core mobile and Internet offerings by seamlessly integrating Wi-Fi with 3G and 4G, and connecting their subscribers to Wi-Fi networks around the globe to deliver a convenient, best-connected experience. iPass OMX incorporates a unique authentication and transaction settlements capability and enables network operators to increase their Wi-Fi coverage through the integrated access to the iPass Mobile Network that has more than 550,000 Wi-Fi venues in 115 countries around the world.

During the quarter, iPass announced that iPass OMX has already been adopted by Deutsche Telekom as part of its global
Wi-Fi Mobilize service. Wi-Fi Mobilize is a new Wi-Fi exchange for in-country and international roaming services which is designed to help Deutsche Telekom and its numerous carrier partners across the globe to address the accelerating demand for data services on smartphone and tablet devices through Wi-Fi.

iPass believes that the next wave of Wi-Fi is becoming a mobile operator phenomenon, and iPass’ new OMX business is focused on helping telecom operators and service providers enter the Wi-Fi market with speed and a reduced risk profile to manage their 3G and 4G infrastructure costs while also driving new subscriber revenue.

Operating Highlights

Continued Progress with iPass Enterprise Mobility Services: iPass signed several large enterprise customers to its Open Mobile Platform, including Stanley Black and Decker, Informatica, Pharmaceutical Product Development, Coca-Cola, Fidelity Investment Management, Fuji Film, DeBeers, Emirates Group and Ferrari.

iPass also made meaningful progress in product development and released Open Mobile for iOS, the first Open Mobile client for Apple iOS devices and which provides convenient options for iPhone and iPad users to find and connect to Wi-Fi. Additionally, iPass recently released several updates including a new Open Mobile for the Macintosh version along with enhancements to the Open Mobile Portal designed to make it even easier to track and report on how mobile workers are getting connected and staying productive.

Further Expansion of iPass Global Wi-Fi Network: iPass continued to expand the iPass Mobile Network in countries and major cities throughout Europe. The iPass Mobile Network now has over 552,000 Wi-Fi hotspots in 115 countries, 736 major airports worldwide (including 95 of the world’s top 100 airports), over 48,000 hotels and convention centers, more than 430,000 retail and small business locations worldwide, and over 21,000 free Wi-Fi locations, as well as in-flight Wi-Fi service on 1000+ aircraft and 3,800 daily U.S. flights. iPass expanded its network footprint in Slovenia through its partnership with Connection Services Ltd., in Spain through Gowex, in Paris and in an additional 1,000 hospitality venues in other French cities through Trustive; and in Poland through Polska Telefonia Cyfrowa.

Additions to Management Team: iPass added key executive talent with the addition of Christophe Culine, senior vice president of worldwide sales, and Steve Livingston, senior vice president of carrier development. Culine brings two decades of experience in global sales and business development with a track record for recruiting, building and leading high-performing global sales teams that drove revenue across several growth companies. Before joining iPass, Culine was senior vice-president of worldwide sales for Iron Mountain and held sales leadership positions at Mirapoint, Fortinet, Qualys and Network Computing Devices. Livingston is a proven sales and marketing leader who brings deep industry experience and knowledge of the carrier and service provider market to lead our new iPass OMX business. He previously served as Microsoft general manager of Windows Phone strategic partner marketing and held key leadership positions at AT&T, mBlox and Bytemobile.

Financial Highlights

(unaudited; in millions, except share amounts)	Q2’11	Q1’11	Q2’10
Revenue:
Enterprise Mobility Services (EMS)	$28.1	$29.3	$32.5
Network Revenue	22.8	24.0	27.4
Platform Revenue	4.7	4.4	3.8
Other Fees	0.6	0.9	1.3
Managed Network Services (MNS)	7.4	7.1	6.6

Total Revenue	$35.5	$36.4	$39.1
GAAP Net Loss	$(1.1)	$(1.5)	$(1.2)
Adjusted EBITDA Income (Loss)(1)	$(0.2)	$(0.9)	$0.2
Cash and Cash Equivalents	$26.1	$27.3 (2)	$32.9
Shares of Common Stock Outstanding (at period end)	58.6	58.1	58.3

(1)	The definition of Adjusted EBITDA and reconciliation of Adjusted EBITDA to GAAP financial measures are discussed and presented below.
(2)	In the first quarter of 2011, iPass paid $1.1 million in cash as part of a favorable settlement reached with a state tax authority on previously accrued sales tax liabilities. In the third quarter of 2010, the company repurchased approximately $0.9 million of iPass common stock; in the fourth quarter of 2010, the company paid approximately $4.0 million in special cash dividends.

Selected Operating Metrics

Below are key metrics that iPass uses to evaluate its operating performance and its success in transforming its business and driving future growth.

	Q2 ’11	Q1 ’11	Q2 ’10
Average Monthly Monetized Users (1)	591,000	611,000	657,000
Network	174,000	179,000	209,000
Platform	538,000	555,000	586,000
Network Gross Margin (2)	43.2%	44.2%	44.5%

(1)	The number of Average Monthly Monetized Users means the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap of users who pay for both Network and Platform services in a given month.

(2)	Network Gross Margin is defined as (EMS Network Revenue plus MNS Revenue less Network Access Costs) divided by (EMS Network Revenue plus MNS Revenue).

Q3 2011 Guidance

For the third quarter of 2011 ending September 30, 2011, the company anticipates total revenue and adjusted EBITDA to be in the following ranges:

Total Revenue	$33 – $35 million
Adjusted EBITDA Loss (1)	($2.0) – ($0.5) million

(1)	A reconciliation of Adjusted EBITDA loss to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA loss for the third quarter of 2011 does not include the impact of any foreign exchange gains or losses.

Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call number is (877) 741-4239 toll-free and (719) 325-4768 direct-dial with a confirmation code of 4566382. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com.

A telephone replay of the conference call will be available until September 30, 2011. The replay number is (888) 203-1112 and (719) 457-0820. The confirmation code for the replay is 4566382. The webcast will be available for replay until iPass reports its third quarter 2011 results.

Cautionary Information About Forward-Looking Statements

The statements in this press release under the caption “Q3 2011 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the Open Mobile Platform will not achieve market acceptance; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass does not deliver valuable services for smart-phones, tablets and other mobile handheld devices; the risk that demand for enterprise mobility services does not grow; the risk of facing strong competition in the market for enterprise mobility services and managed network services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the enterprise mobility services industry; and the risk that a meaningful portion of iPass business is international which subjects iPass business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ most current Annual Report on Form 10-K filed and quarterly reports on Form 10-Q filed with SEC and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In addition to iPass’ GAAP results, the company also considers Adjusted EBITDA as supplemental measures of the company’s performance that is not required by, nor presented in accordance with GAAP. This non-GAAP financial measure should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation , restructuring charges, certain state sales and federal tax charges, and one-time non-recurring/discrete items. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources. Adjusted EBITDA is also a component of the company’s incentive compensation plan.

Furthermore, the company believes the use of Adjusted EBITDA is useful to investors for several reasons, including:

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	These non-GAAP financial measures facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

About iPass Inc.

Founded in 1996, iPass (NASDAQ: IPAS) manages mobile connectivity for large enterprises and global service providers through mobility and cloud services. With thousands of enterprise customers, iPass is a leading provider of enterprise mobility services which simply, smartly and openly facilitate access from any device on any network, while providing IT with the visibility and control necessary to support the demands of the enterprise workforce. iPass also provides in-country and international Wi-Fi off-load and roaming services robust enough to support both the business and mass market requirements of service providers. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

Investor Relations

ir@ipass.com

650-232-4110

NOTE: iPass® is a registered trademark and Open Mobile™, Open Mobile Exchange™ and OMX™ are trademarks of iPass Inc. Other company names and product or service names mentioned herein are the trademarks of their respective owners

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$26,103	$30,746
Accounts receivable, net	22,411	24,034
Prepaid expenses and other current assets	6,413	6,630

Total current assets	54,927	61,410

Property and equipment, net	3,680	4,264
Intangible assets, net	288	408
Other assets	7,179	7,900

Total assets	$66,074	$73,982

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$9,825	$13,552
Accrued liabilities	11,820	15,333
Deferred revenue, short-term	4,255	4,119

Total current liabilities	25,900	33,004

Deferred revenue, long-term	2,948	2,435
Other long-term liabilities	560	721

Total liabilities	$29,408	$36,160

Stockholders’ equity:
Common stock	58	58
Additional paid-in capital	208,371	206,992
Accumulated deficit	(171,763)	(169,228)

Total stockholders’ equity	36,666	37,822

Total liabilities and stockholders’ equity	$66,074	$73,982

iPASS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues	$35,511	$39,083	$71,915	$79,461

Cost of revenues and operating expenses:
Network access costs	17,209	18,843	34,601	37,267
Network operations	5,520	7,000	11,418	14,328
Research and development	3,490	3,245	7,128	6,644
Sales and marketing	4,958	5,889	10,703	12,398
General and administrative	5,203	5,361	10,028	11,031
Restructuring charges	10	118	(155)	287
Amortization of intangible assets	60	77	120	287

Total cost of revenues and operating expenses	36,450	40,533	73,843	82,242

Operating loss	(939)	(1,450)	(1,928)	(2,781)

Interest income	15	20	100	37
Foreign exchange gains (losses) and other income (expenses)	(119)	245	(462)	618

Loss before income taxes	(1,043)	(1,185)	(2,290)	(2,126)

Provision for (benefit from) income taxes	15	29	245	(183)

Net loss	$(1,058)	$(1,214)	$(2,535)	$(1,943)

Basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.04)	$(0.03)

Weighted average number of common shares outstanding - Basic and diluted (1)	58,379,136	58,842,065	58,272,603	59,711,674

1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(2,535)	$(1,943)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	957	856
Amortization of intangible assets	120	287
Depreciation, amortization and accretion	1,200	1,770
Loss on disposal of property and equipment	87	3
Provision for doubtful accounts	244	607
Changes in operating assets and liabilities:
Accounts receivable	1,379	(276)
Prepaid expenses and other current assets	217	(99)
Other assets	433	489
Accounts payable	(3,745)	(1,929)
Accrued liabilities	(3,513)	(1,496)
Deferred revenues	649	(837)
Other liabilities	(161)	(142)

Net cash used in operating activities	(4,668)	(2,710)

Cash flows from investing activities:
Maturities of short-term investments	—	3,778
Purchases of property and equipment	(685)	(1,515)
Change in restricted cash pledged for letter of credit	288	(678)

Net cash provided by/(used in) investing activities	(397)	1,585

Cash flows from financing activities:
Proceeds from issuance of common stock	422	163
Cash used in repurchase of common stock	—	(4,158)

Net cash provided by/(used in) financing activities	422	(3,995)

Net decrease in cash and cash equivalents	(4,643)	(5,120)
Cash and cash equivalents at beginning of period	30,746	37,973

Cash and cash equivalents at end of period	$26,103	$32,853

Supplemental disclosures of cash flow information:
Net cash paid (refunded) for taxes	$338	$(994)
Accrued amounts for acquisition of property and equipment	$137	$633

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
	(Unaudited, in thousands)
Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:

Adjusted EBITDA Income (Loss)	$(164)	$(910)	$208
(a) Interest income	15	85	20
(b) Provision for income taxes	(15)	(230)	(29)
(c) Depreciation of property and equipment	(577)	(624)	(822)
(d) Amortization of intangible assets	(60)	(60)	(77)
(e) Stock-based compensation	(504)	(453)	(346)
(f) Restructuring charges and related adjustments	(10)	165	(118)
(g) Certain state sales and federal tax items and other discrete items	257	550	(50)

GAAP Net Loss	$(1,058)	$(1,477)	$(1,214)

Q3 2011 Guidance
Reconciliation of Q3 2011 Adjusted EBITDA Loss to GAAP Net Loss:
	(Unaudited, in millions)
Adjusted EBITDA Loss (1)	($2.0)	—	(0.5)
(a) Benefit from income taxes		(0.1)
(b) Depreciation of property and equipment		(0.5)
(c) Amortization of intangible assets		(0.1)
(d) Stock-based compensation		(0.4)

GAAP Net Loss	$(3.1)		$(1.6)

(1)	The Q3 2011 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses